Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 24, 2026, by and between Cellyan Biotechnology Co., Ltd (f.k.a. Hong Kong Pharma Digital Technology Holdings Limited), a Cayman Islands exempted company with limited liability (the “Company”), and each of the purchasers identified on the signature pages hereto (each, including its successors and assigns, an “Purchaser” and collectively the “Purchasers”).

RECITALS

A. The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Securities Act”) and/or Rule 506 of Regulation D, or Regulation S promulgated thereunder.

B. The Purchasers, severally and not jointly, wish to purchase from the Company, and the Company wishes to sell and issue to the Purchasers, upon the terms and subject to the conditions stated in this Agreement, an aggregate of $6,500,000 (the “Financing Amount”) of the Company’s class A ordinary shares of par value of US$0.001 each (“Class A Ordinary Shares”), and the Warrants (as defined herein) in the form attached hereto as Exhibit A.

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” has the meaning set forth in the Recitals.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close; provided, however, for clarification, banking institutions shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

“Class A Ordinary Shares” shall have the meaning ascribed to such term in the Recitals, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1(b).

“Closing Date” means the first (1st) Trading Day after the date hereof or, if later, the date on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) each Purchaser’s obligation to pay its aggregate Purchase Price, as set forth on the signature page of such Purchaser attached hereto and (ii) the Company’s obligation to deliver the Securities, in each case, have been satisfied or waived, but in no event later than the fifth (5th) Trading Day following the date hereof.

“Commission” means the Securities and Exchange Commission.

“Company” has the meaning set forth in the Recitals.

“Company Covered Person” shall have the meaning ascribed to such term in Section 3.1(k)(k).

“Covered Action” shall have the meaning ascribed to such term in Section 4.6.

“Designated Wallet” means a digital asset wallet address designated in writing by the Company that is capable of receiving USDT.

“Digital Asset Consideration” means, with respect to any Purchaser, the portion of such Purchaser’s Purchase Price, if any, elected to be paid in USDT in accordance with Section 2.1.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.1(kk).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Financing Amount” has the meaning set forth in the Recitals.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(dd).

“Non-Cash Amount” means the Digital Asset Consideration.

“Officer’s Certificate” a certificate signed by the Chief Executive Officer or the Chief Financial Officer to the effect that (i) the representations and warranties of the Company in Section 3.1 hereof are true and correct as of the date of this Agreement, and as of and as if made on the Closing Date, (ii) all obligations, covenants and agreements to be performed or complied with by the Company at or prior to the Closing have been performed or complied with by it, and (iii) all of the conditions set forth in Section 2.3(b) have been satisfied.

“Ordinary Shares Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Class A Ordinary Shares, including, without limitation, any debt, preferred share, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Class A Ordinary Shares.

“Purchaser” has the meaning set forth in the Recitals.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.6.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, arbitration, hearing, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” shall have the meaning ascribed to it in Section 2.1(a).

“Purchaser Digital Wallet” means a digital wallet held or operated by or on behalf of the Purchaser at or by an appropriately regulated custodian and/or in accordance with industry-standard security practices.

“Registration Rights Agreement” means the Registration Rights Agreement among the Company, the Purchasers and the other parties thereto, in the form attached hereto as Exhibit B.

“Resale Registration Statement” means a registration statement on Form F-1 or Form F-3 covering the resale of the Shares.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Shares, the Warrant Shares and the Warrants, as applicable.

“Securities Act” shall have the meaning ascribed to such term in the Recitals.

“Shares” means the Class A Ordinary Shares purchased by Purchasers pursuant to the terms and conditions hereof.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing Class A Ordinary Shares).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means the Nasdaq Capital Market (“Nasdaq”) or any of the following markets or exchanges on which the Class A Ordinary Share is then listed or quoted for trading on the date in question: the Nasdaq Global Market, the Nasdaq Global Market or the Nasdaq Global Select Market (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, all exhibits and schedules hereto, the Registration Rights Agreement, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Securities Transfer Corporation, the current transfer agent of the Company, which is located 2901 N. Dallas Parkway, Suite 380, Plano, Texas 75093, and any successor transfer agent of the Company.

“USDT” means a collateral-backed stablecoin pegged to the U.S. dollar.

“Warrant” means collectively, the Class A Ordinary Shares purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, in the form of Exhibit A attached hereto, which shall be exercisable into Class A Ordinary Shares beginning on the Initial Exercise Date (as defined therein), have a term of three (3) years from the Warrants’ Initial Exercise Date, and shall be exercisable at an exercise price of $0.01 per share, subject to adjustment as set forth therein.

“Warrant Shares” means the Class A Ordinary Shares issuable upon exercise of the Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. (a) On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company will issue and sell to each Purchaser, and such Purchaser will purchase, severally and not jointly with each other Purchaser, the number of Class A Ordinary Shares and the Warrants set forth opposite the name of such Purchaser on its signature page hereto. Notwithstanding anything herein to the contrary, to the extent that a Purchaser determines, in its sole discretion, that such Purchaser’s subscription amount (together with such Purchaser’s Affiliates, and any Person acting as a group together with such Purchaser or any of such Purchaser’s Affiliates) would cause such Purchaser’s beneficial ownership of the Class A Ordinary Shares to exceed the Beneficial Ownership Limitation. The “Beneficial Ownership Limitation” shall be 4.99% (or, with respect to each Purchaser, at the election of the Purchaser at Closing, 9.99%) of the number of Class A Ordinary Shares outstanding immediately after giving effect to the issuance of the Shares on the Closing Date. The purchase price per Share and Warrant shall be $0.52, subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar events with respect to Class A Ordinary Shares that occur after the date of this Agreement and prior to the Closing (collectively, the “Purchase Price”).

(b) Upon the satisfaction or waiver of the conditions set forth in Section 2.3, the closing of the purchase and sale of the Shares and the Warrants pursuant to this Agreement (the “Closing”) shall occur remotely via the exchange of documents and signatures. At or prior to the Closing, each Purchaser shall execute any related agreements or other documents required to be executed hereunder, dated on or before the Closing Date. Notwithstanding the foregoing, with respect to any Notice(s) of Exercise (as defined in the Warrants) delivered on or prior to 12:00 p.m. (New York City time) on the Closing Date, which may be delivered at any time after the time of execution of this Agreement, the Company agrees to deliver the Warrant Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the date following the Closing Date if it is a Trading Day and the Closing Date shall be the Warrant Share Delivery Date (as defined in the Warrants) for purposes hereunder.

(c) Each Purchaser shall deliver (i) to the Company via wire transfer immediately available funds in cash, and/or (ii) to the Designated Wallet via transfer funds in USDT, in each case, in an aggregate amount equal to such Purchaser’s Purchase Price as set forth on the signature page hereto executed by such Purchaser. If the Purchaser elects to pay all or a portion of the Purchase Price in USDT, such USDT shall be valued at U.S. $1.00 per $1.00 USDT for all purposes of this Agreement. In respect of each Purchaser, the portion of the  Purchase Price   to be paid in USDT shall be referred to as the “Non-Cash Amount” or “Digital Asset Consideration.” In the event that the Closing does not occur within five (5) Business Days after the date hereof, upon the request of one or more Purchasers, the Company shall promptly (but not later than two (2) Business Days thereafter) return the previously wired or transferred Purchase Price to such respective Purchaser by wire transfer of United States dollars in immediately available funds, and/or USDT, in each case, in the same form of consideration received as the  Purchase Price   from such Purchaser (cash and/or USDT), to the account or digital wallet specified by such Purchaser, and any book entries for the Shares or Warrants contemplated to be issued to such Purchaser shall be deemed cancelled.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(iii) the Officer’s Certificate;

(iv) a certificate signed by the Secretary of the Company, dated as of the Closing Date, certifying (x) the Company’s Certificate of Incorporation; (y) the Company’s fourth amended and restated memorandum and articles of association; and (z) resolutions of the Board of Directors (or an authorized committee thereof) approving the Transaction Documents and the transactions contemplated thereby;

(v) a good standing certificate for the Company, dated not less than five (5) Business Days prior to the Closing Date;

(vi) the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer which shall be provided at least one (1) Trading Day prior to the Closing Date;

(vii) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver to each Purchaser (or nominee as instructed by such Purchaser), at the Closing, the number of Shares set forth on the signature page of such Purchaser attached hereto next to the heading “Number of Shares”, registered in the name of the Purchaser (or its nominee as instructed by such Purchaser); and

(viii) duly executed Warrant, registered in the name of the Purchaser (or its nominee as instructed by such Purchaser), to purchase up to the number of Warrant Shares equal to the number of Warrants set forth on the signature page of such Purchaser attached hereto next to the heading “Number of Warrants (if applicable)”.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser; and

(ii) such Purchaser’s aggregate Purchase Price, provided that (x) if the Purchase Price is to be paid in cash, such Purchaser’s Purchase Price by wire transfer to the account specified in writing by the Company and/or (y) if the Purchase Price is to be paid in USDT, such Purchaser’s Purchase Price by transfer of the Non-Cash Amount to the Designated Wallet (with the applicable digital asset(s) and amount(s) specified in writing by such Purchaser).

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the satisfaction (or waiver in writing by the Company) of the following conditions:

(i) the representations and warranties of the Purchasers contained herein shall be true and correct as of the Closing Date as if made as of the Closing Date (unless such representation or warranty was made as of a specific date, in which case such representation and warranty shall be true and correct as of such date); and

(ii) all obligations, covenants and agreements to be performed or complied with by each Purchaser on or prior to the Closing shall have been performed or complied with by it in all material respects.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to satisfaction (or waiver in writing by each Purchaser solely as to such Purchaser) of the following conditions:

(i) the representations and warranties of the Company contained herein shall be true and correct as of the date hereof and as of the Closing Date as if made as of the Closing Date (unless such representation or warranty was made as of a specific date, in which case such representation and warranty shall be true and correct as of such date);

(ii) all obligations, covenants and agreements to be performed or complied with by the Company on or prior to the Closing shall have been performed or complied with by it;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) no Material Adverse Effect shall have occurred since the date hereof;

(v) from the date hereof to the Closing Date, trading in the Class A Ordinary Shares shall not have been suspended by the Commission or the Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities;

(vi) the Company shall have filed with the Trading Market a Notification Form: Listing of Additional Shares for the listing of the Shares and the Warrant Shares;

(vii) no governmental authority shall have issued any order, decree or ruling, and no law shall be in effect, enjoining, restraining or otherwise prohibiting any of the transactions contemplated hereby, and the Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the sale and issuance of the Securities, including without limitation, those required by Nasdaq; and

(viii) the Closing of the purchase of Securities by each Purchaser shall occur substantially concurrently, provided that a failure by any Purchaser to provide the deliverables set forth in Section 2.2(b) or satisfy the requirements in Section 2.3(a) shall not affect the timing of the Closing in respect of any other Purchaser.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Purchaser:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company as of the date hereof are set forth in the SEC Reports. The Company owns, directly or indirectly, all of the share capital or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares capital of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing (if a good standing concept exists in such jurisdiction) under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, amended and restated memorandum and articles of association or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing (if a good standing concept exists in such jurisdiction) as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company, and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, amended and restated memorandum and articles of association or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of the registration statement required to be filed by the Registration Rights Agreement and (ii) the submission of the Listing of Additional Shares Notification Form with the Trading Market in the time and manner required thereby.

(f) Issuance of the Securities. The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company, except for restrictions on transfer imposed by applicable securities laws. The Warrants are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms. The Warrant Shares have been duly and validly authorized and reserved for issuance and, upon exercise of the applicable Warrants in accordance with their terms, including the payment of any exercise price therefor, will be validly issued, fully paid and nonassessable and will be free and clear of all encumbrances and restrictions (other than those created by the Purchasers), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. Assuming the accuracy of the representations and warranties of each Purchaser in Section 3.2 hereof, the Warrant Shares will be issued in compliance with all applicable federal and state securities laws.

(g) Capitalization. The capitalization of the Company is as set forth in the SEC Reports as of the dates set forth therein. The Company has not issued any share capital since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee share options under the Company’s share option plans, the issuance of Class A Ordinary Shares (the “Plan Shares”) to employees, directors and consultants pursuant to the Company’s equity incentive plans and pursuant to the conversion and/or exercise of Ordinary Shares Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act, Class A Ordinary Shares issued to consultants in exchange for services rendered or to be rendered to the Company, and as provided in the SEC Reports. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents that has not been waived or exercised in accordance with its terms. Except as set forth in the SEC Reports, and except for the Plan Shares and equity awards granted to employees, directors and consultants pursuant to the Company’s equity incentive plans, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Class A Ordinary Shares, or the share capital of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Class A Ordinary Shares or Ordinary Shares Equivalents or share capital of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue Class A Ordinary Shares or other securities to any Person (other than the Purchasers). There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any share appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding share capital of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in material compliance with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s share capital to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(h) SEC Reports: Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one (1) year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes: Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect and (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any share capital and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company share option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(j) Litigation. Except as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which such Action, (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any current director or current officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or, to the Company’s knowledge, any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all applicable U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including, without limitation, all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. To the Company’s knowledge, the costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, singly or in the aggregate, have a Material Adverse Effect on the Company.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Permitted Liens. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance, except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

(p) Intellectual Property. To the knowledge of the Company, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, commercially reasonable directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r) Transactions With Affiliates and Employees. Except as set forth in any of the Company’s SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including share option agreements under any share option plan of the Company.

(s) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. Except as disclosed in the Company’s SEC Reports, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(t) that may be due in connection with the transactions contemplated by the Transaction Documents.

(u) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v) Registration Rights. Except as provided for in the Registration Rights Agreement with the Purchasers of even date herewith, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(w) Listing and Maintenance Requirements. The Class A Ordinary Share is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Class A Ordinary Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in any of the SEC Reports, the Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the Class A Ordinary Share is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except as set forth in any of the SEC Reports, the Company is in compliance with all such listing and maintenance requirements. The Class A Ordinary Share is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer, except where such nonpayment would not reasonably be expected to have a Material Adverse Effect.

(x) Disclosure. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not or will not be otherwise disclosed pursuant to Section 4.3.

(y) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor, any of its Affiliates, nor any Person acting on its or, their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated, after giving effect to any available exemptions, including the home country exemption.

(z) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The SEC Reports sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness. For purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(aa) Tax Status. Except as set forth in any of the Company’s SEC Reports, for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, subject to permitted extensions, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(bb) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the FCPA.

(cc) Office of Foreign Assets Control. Neither the Company nor, to the knowledge of the Company, any of the Company’s directors or officers, nor, to the knowledge of the Company, any agents or employees of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(dd) Money Laundering. The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ee) Accountants. The Company’s accounting firm is Onestop Assurance PAC. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) expressed its opinion with respect to the financial statements included in the Company’s Annual Report on Form 20-F for the fiscal year ending March 31, 2026.

(ff) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(gg) Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(h) and 4.9 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly- traded securities; (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Class A Ordinary Shares, and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (x) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, and (y) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(hh) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(ii) Share Option Plans. Each share option granted by the Company under the Company’s share option plan was granted (i) in accordance with the terms of the Company’s share option plan and (ii) with an exercise price at least equal to the fair market value of the Class A Ordinary Shares on the date such share option would be considered granted under GAAP and applicable law. No share option granted under the Company’s share option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, share options prior to, or otherwise knowingly coordinate the grant of share options with, the release or other public announcement of material information regarding the Company or its financial results or prospects.

(jj) Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, the offer and sale of the Securities to the Purchasers as contemplated hereby is exempt from the registration requirements of the Securities Act. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Securities pursuant to this Agreement.

(kk) No Rule 506 Disqualifying Activities. With respect to the Warrants and Warrant Shares to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, a “Company Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. The Company is not aware of any Person (other than any Company Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities pursuant to this Agreement. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e).

(ll) Cybersecurity. (i)(x) To the Company’s knowledge, there has been no material security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(mm) Compliance with Data Privacy Laws. (i) To the Company’s knowledge, the Company and the Subsidiaries are, and at all times during the last three (3) years were, in compliance with all applicable state, federal and foreign data privacy and security laws and regulations, including, without limitation, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, “Privacy Laws”); (ii) the Company and the Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (as defined below) (the “Policies”); (iii) the Company provides accurate notice of its applicable Policies to its customers, employees, third party vendors and representatives as required by the Privacy Laws; and (iv) applicable Policies provide accurate and sufficient notice of the Company’s then-current privacy practices relating to its subject matter, and do not contain any material omissions of the Company’s then-current privacy practices, as required by Privacy Laws. “Personal Data” means (i) a natural person’s name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any identifiable data related to an identified person’s health or sexual orientation. (i) None of such disclosures made or contained in any of the Policies have been inaccurate, misleading, or deceptive in violation of any Privacy Laws and (ii) the execution, delivery and performance of the Transaction Documents will not result in a breach of any Privacy Laws or Policies. Neither the Company nor the Subsidiaries (i) to the knowledge of the Company, has received written notice of any actual or potential liability of the Company or the Subsidiaries under, or actual or potential violation by the Company or the Subsidiaries of, any of the Privacy Laws; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any regulatory request or demand pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement by or with any court or arbitrator or governmental or regulatory authority that imposed any obligation or liability under any Privacy Law.

(nn) No Additional Agreements. Other than as specified in the Transaction Documents, the Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents. For the avoidance of doubt, the Company has not entered into any other purchase agreement with any other Person on or around the date hereof, or any other agreement in connection with any Person’s direct or indirect equity investment in the Company that includes terms and conditions that are materially more advantageous to such Person than to any Purchaser hereunder.

(oo) No Direct Selling Efforts.  Neither the Company nor any of its Affiliates (as defined in Regulation 501 under the Securities Act) nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (as defined in Regulation S) in connection with the offering of the Securities and it has complied and will comply with the offering restrictions requirement of Regulation S.

(pp) Foreign Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

(qq) PFIC Status. Based on the past and projected composition of its income and assets, and the valuation of its assets, including goodwill, the Company does not expect to be a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its current taxable year or in the foreseeable future.

(rr) Payments in Foreign Currency. Except as disclosed in the SEC Reports, under the laws and regulations of the Cayman Islands and the PRC, (i) subject to solvency, none of the Company nor any of its Subsidiaries is prohibited, directly or indirectly, from (A) paying any dividends or making any other distributions on its share capital, (B) making or repaying any loan or advance to the Company or any other Subsidiary or (C) transferring any of its properties or assets to the Company or any other Subsidiary; and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of its Subsidiaries (A) may be converted into United States dollars, that may be freely transferred out of such entity’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such entity’s jurisdiction of incorporation or tax residence; and (B) are not and will not be subject to withholding, value added or other taxes under the currently effective laws and regulations of such entity’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency or body having jurisdiction over such entity, except as, in each case, disclosed in the SEC Reports.

(ss) Critical Accounting Policies. The statements set forth under the heading “Critical Accounting Estimates” contained in the Form 20-F and incorporated by reference to the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in or incorporated by reference in the SEC Reports, accurately and fully describes in all material respects: (A) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and the Subsidiaries on a consolidated basis and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions. Senior management has reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the SEC Reports, accurately and fully describes: (x) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur; and (y) all material off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources of the Company and the Subsidiaries on a consolidated basis. There are no outstanding guarantees or other contingent obligations of the Company or the Subsidiaries that could reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, all governmental tax waivers from national and local governments of the PRC and other local and national PRC tax relief, concession and preferential treatment obtained by the Company or the Subsidiaries are valid, binding and enforceable.

(tt) Foreign Tax Compliance. Except as otherwise disclosed in the SEC Reports, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC, Hong Kong, or the Cayman Islands to any PRC, Hong Kong or Cayman Islands taxing authority in connection with the issuance, sale and delivery of the Shares, and the delivery of the Shares to or for the account of the Purchasers; provided that, in respect of the Cayman Islands, the documents in connection therewith remain outside of the Cayman Islands.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company that the statements contained in this Section 3.2 are true and correct as of the date hereof and as of the Closing Date (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Notwithstanding the foregoing, if such Purchaser is purchasing the Securities as a fiduciary or agent for one or more Purchaser accounts, such Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(4), (a)(5), (a)(6), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) Access to Information; Exculpation. Such Purchaser acknowledges that it or its advisor has had an opportunity to receive, review and understand all information requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities, and has conducted and completed its own independent due diligence. Such Purchaser acknowledges that copies of the SEC Reports are available on the EDGAR reporting system. Based on the information such Purchaser or its advisor has deemed appropriate, and the Purchaser has independently made its own analysis and decision to enter into the Transaction Documents. Such Purchaser or its advisor is relying exclusively on the representations and warranties of the Company contained in the Transaction Documents, the SEC Reports, and its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of the Transaction Documents, the Securities and the business, condition (financial and otherwise), management, operations and properties of the Company, including all business, legal, regulatory, accounting, credit and tax matters. Neither such inquiries nor any other due diligence investigation conducted by such Purchaser or its advisor shall modify, limit or otherwise affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement.

(f) Restricted Securities. Such Purchaser understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold (i) pursuant to an effective registration statement or (ii) pursuant to an exemption from registration under the Securities Act.

(g) Legends. It is understood that, except as provided below, book entries or certificates evidencing the Securities may bear the following or any similar legend:

“THE OFFER AND SALE OF THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) THE RESALE OF SUCH SECURITIES HAS BEEN REGISTERED PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 OR ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN AGREEMENT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

(h) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) (if applicable) or any other information with respect to the offering of the Securities from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, (i) in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement and (ii) in the case of a Purchaser that is affiliated with other funds or investment vehicles or whose investment advisor or sub-advisor that routinely acts on behalf of or pursuant to an understanding with such Purchaser is also an investment advisor or sub-advisor to other funds or investment vehicles, the representation set forth above shall only apply with respect to the personnel of such other funds or investment vehicles or such investment advisor or sub- advisor who had knowledge of the transaction contemplated hereby and not with respect to any personnel who have been effectively walled off by appropriate information barriers. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, and agents, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). In the case of a Purchaser whose investment advisor utilized an information barrier with respect to the information regarding the transactions contemplated hereunder after first receiving such term sheet (written or oral) from the Company or such other Person representing the Company, the representation set forth above in this Section 3.2 (h) shall only apply after the point in time when the portfolio manager who manages such Purchaser’s assets was informed of the information regarding the transactions contemplated hereunder and, with respect to the Purchaser’s investment advisor, the representation set forth above shall only apply with respect to any purchases or sales, including Short Sales, of the securities of the Company on behalf of other funds or investment vehicles for which Purchaser’s investment advisor is also an investment advisor or sub-advisor after the point in time when the portfolio manager who manages the assets of such other funds or investment vehicles for which Purchaser’s investment advisor is also an investment advisor or sub-advisor was informed of the information regarding the transactions contemplated hereunder.

Notwithstanding anything contained herein or otherwise to the contrary, in constructing the application of this Agreement, it is understood and agreed that this paragraph will not restrict the activities of any person, including person affiliated with or within the Purchaser or the manager of the Purchaser that do not have access or knowledge of the information or awareness discussed in this Section 3.2(h).

(i) [Reserved].

(j) No General Solicitation. Such Purchaser did not learn of the investment in the Securities as a result of any general solicitation or general advertising.

(k) Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Purchaser.

(l) No Government Recommendation or Approval. Such Purchaser understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Securities.

(m) No Intent to Effect a Change of Control; Ownership. Such Purchaser has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the 1934 Act and under the rules of Nasdaq Stock Market. Notwithstanding the foregoing, in the case of a Purchaser that is a multi- managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Except as reflected in a Schedule 13G or Schedule 13D filed with the Commission, as of the date hereof, such Purchaser is not the owner of record or the beneficial owner of Class A Ordinary Shares or securities convertible into or exchangeable for Class A Ordinary Shares.

(n) No Conflicts. The execution, delivery and performance by such Purchaser of the Transaction Documents and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(o) No Rule 506 Disqualifying Activities. If such Purchaser is a Company Covered Person, such Purchaser has not taken any of the actions set forth in, and is not subject to, any Disqualification Events.

(p) Residency. Such Purchaser is a resident of or an entity organized under the jurisdiction specified below its address on the Schedule of Purchasers, except as otherwise communicated to the Company by the Purchaser prior to the Closing Date.

(q) Foreign Jurisdiction. Such Purchaser hereby represents that it has satisfied itself as to the full observance by such Purchaser of the laws of its jurisdiction applicable to such Purchaser in connection with the purchase of the Securities or the execution and delivery by such Purchaser of this Agreement and the Transaction Documents, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to the purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to such Purchaser’s purchase, holding, redemption, sale, or transfer of the Securities. Such Purchaser’s subscription and payment for, and continued beneficial ownership of, the Securities will not violate any securities or other laws of such Purchaser’s jurisdiction applicable to such Purchaser.

(r) Regulation S Representation.

i) Such Purchaser is not a U.S. Person and he she or it understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the securities in any country or jurisdiction where action for that purpose is required. Such Purchaser is not acquiring the Securities for the account or benefit of any U.S. Person except in accordance with exemption from registration requirements of the Securities Act or in a transaction not subject thereto. If such Purchaser is a natural person, such Purchaser is a permanent resident of the PRC and has been so at all times and has not maintained a residence in the United States for any purpose. If such Purchaser is an entity, it is incorporated, organized or formed under the laws of the PRC or a province of the PRC and has been so since its original incorporation, organization or formation, and it is not and has not acted by or through any agency or branch located in the United States.

ii)  Such Purchaser is not acquiring the Securities with a view to any distribution thereof that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

iii)  Such Purchaser (A) agrees that it will not offer, sell or otherwise transfer any of the Securities nor, unless in compliance with the Securities Act, engage in hedging transactions involving such securities, on or prior to (x) the date one (1) year after the later of the date of the Closing and the date of original issuance (or of any predecessor of any security proposed to be transferred by Purchaser) and (y) such later date, if any, as may be required by applicable law, except (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) for so long as any security is eligible for resale pursuant to Rule 144A under the Securities Act, to a person it reasonable believes is a “qualified institutional buyer” as defined in Rule 144A that purchases for its own account or for the account of another qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to persons who are not “U.S. Persons”, (e) pursuant to Rule 144, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, and (B) agrees that it will give to each person to whom such security is transferred a notice substantially to the effect of this paragraph.

iv)  Such Purchaser acknowledges that the Securities are “restricted securities” as defined in Rule 144 and subject to resale restrictions during the period set forth in Rule 144.

v)  The Securities to be acquired by such Purchaser will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person, directly or indirectly, to sell, transfer, distribute or grant participations to such person or to any third person, with respect to any of the Securities.

(s) No Direct Selling Effort. Each Purchaser represents, warrants and undertakes that neither it, its affiliates (as defined in Regulation 501 under the Securities Act), nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts (as defined in Regulation S) with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S.

(t) Compliance with Laws. Any resale of the Securities during the “distribution compliance period” as defined in Rule 902(f) to Regulation S shall only be made in compliance with exemptions from registration afforded by Regulation S. Further, any such sale of the Securities in any jurisdiction outside of the United States will be made in compliance with the securities laws of such jurisdiction. The Purchasers will not offer to sell or sell the Securities in any jurisdiction unless such Purchaser obtains all required consents, if any. Each Purchaser acknowledges that such Purchaser is familiar with Rule 144 and has been advised that Rule 144 permits resales only under certain circumstances. The Purchasers understand that to the extent that Rule 144 is not available, the Purchasers will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(u) Not a Broker-Dealer. Each Purchaser is neither a registered representative under the Financial Industry Regulatory Authority (“FINRA”), a member of FINRA or associated or affiliated (as defined below) with any member of FINRA, nor a broker-dealer registered with the Commission under the Exchange Act or engaged in a business that would require it to be so registered, nor is it an Affiliate of a broker-dealer or any Person engaged in a business that would require it to be registered as a broker-dealer. In the event the Purchaser is a member of FINRA, or associated or affiliated with a member of FINRA, the Purchaser agrees, if requested by FINRA, to sign a lock-up, the form of which shall be satisfactory to FINRA with respect to the Shares. As used herein, “Affiliate” means, with respect to any specified Person: (i) if such Person is an individual, the spouse of that Person and, if deceased or disabled, its heirs, executors, or legal representatives, if applicable, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. As used in this definition, “control” shall mean the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument. “Person” shall mean an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

(v) Subscription in USDT. If Purchaser is paying all or part of the Purchase Price in USDT: (i) Purchaser has all rights, title and interest in and to the USDT, as applicable, to be contributed by it to the Company pursuant to this Agreement, (ii) such USDT is held in a Purchaser Digital Wallet and neither such USDT, nor such Purchaser Digital Wallet is subject to any liens, encumbrances or other restrictions, (iii) Purchaser has taken commercially reasonable steps to protect its Purchaser Digital Wallet and such  USDT, and (iv) Purchaser has the exclusive ability to control such Purchaser Digital Wallet, including by use of “private keys” or other equivalent means or through custody arrangements or other equivalent means.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Furnishing of Information. Until the earlier of (i) the time that no Purchaser owns Securities or (ii) twelve (12) month anniversary of the Closing Date, the Company covenants to use commercially reasonable best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

4.2 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that the Company believes, acting in good faith and after consultation with the Trading Market (subject to the Company’s reasonable determination as to whether such consultation is necessary), would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.3 Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release and/or file a Current Report on Form 6-K disclosing the material terms of the transactions contemplated hereby, which shall have been previously reviewed by counsel for the Purchaser, and (b) in respect of any information in clause (a) that is issued in a press release, file a Current Report on Form 6-K, which shall have been previously reviewed by counsel for the Purchaser, including this Agreement as an exhibit thereto, within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under this Agreement, or an agreement entered into in connection with the transactions contemplated by the Transaction Documents, whether written or oral, between the Company or any of its officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their respective officers, directors, agents, employees or investment advisers, on the other hand, shall terminate. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company. To the extent any disclosure is required by law or the regulations of the Trading Market, the Company shall provide such Purchaser with prompt prior notice of such requirement so that the Purchaser may (a) seek appropriate relief to prevent or limit such disclosure, (b) furnish only that portion of the information which is legally required to be furnished or disclosed, and to the extent reasonably feasible, (c) consult with the Company on content and timing prior to any such disclosure. Notwithstanding anything to the contrary contained herein, without the prior written consent of any applicable Purchaser, the Company shall not (and shall cause each of its affiliates and representatives not to) disclose the name of such Purchaser or its investment adviser in any filing, announcement, release or otherwise, except as required by law in which case the Company shall comply with the provisions of this Section 4.3.

4.4 Reservation of Class A Ordinary Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of Class A Ordinary Shares for the purpose of enabling the Company to issue all of the Warrant Shares upon exercise of any Warrants.

4.5 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents and other material information, which in each case shall be disclosed pursuant to Section 4.3, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company or any of its officers, directors, agents, employees or Affiliates, or a duty to the Company or any of its officers, directors, agents, employees or Affiliates not to trade on the basis of such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.6 Indemnification of Purchasers. Subject to the provisions of this Section 4.6, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, investment advisers, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action or claim instituted or made against the Purchaser Parties in any capacity, by any shareholder of the Company who is not an affiliate of such Purchaser Party or any other third party (including a derivative action brought on behalf of the Company) (a “Covered Action”), with respect to, or arising out of or resulting from, any of the transactions contemplated by the Transaction Documents. If any Covered Action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such Covered Action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such Covered Action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s willful misconduct, gross negligence or breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The Company shall not, without the prior written consent of the Purchaser Party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Purchaser Party of a release from all liability in respect to such Covered Action, and such settlement shall not include any admission as to fault on the part of the Purchaser Party. The indemnification required by this Section 4.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.7 Listing of Class A Ordinary Shares. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Class A Ordinary Shares on the Trading Market on which it is currently listed. The Company further agrees, if the Company applies to have the Class A Ordinary Shares traded on any other Trading Market, it will then include in such application all of the Shares and Warrant Shares and will use its reasonable best efforts to take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Class A Ordinary Shares on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Class A Ordinary Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.8 [Intentionally Omitted].

4.9 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.3. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.3, such Purchaser will maintain the confidentiality of the existence and terms of this transaction. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.3, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.3 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company after the issuance of the initial press release as described in Section 4.3. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.10 Removal of Legends. In connection with any sale, assignment, transfer or other disposition of the Shares or the Warrant Shares by a Purchaser pursuant to Rule 144, pursuant to any other exemption under the Securities Act or pursuant to sale under an effective registration statement such that the purchaser acquires freely tradable shares and upon compliance by the Purchaser with the requirements of this Section 4.10, if requested by the Purchaser, the Company shall cause the Transfer Agent to timely remove any restrictive legends related to the book entry account holding such Shares or Warrant Shares and make a new, unlegended entry for such book entry Shares or Warrant Shares sold or disposed of without restrictive legends, provided that the Company has received customary representations and other documentation reasonably acceptable to the Company in connection therewith. Subject to receipt by the Company of customary representations and other documentation reasonably acceptable to the Company in connection therewith, upon the earlier of such time as the Shares or Warrant Shares, (i) have been sold or transferred pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144 or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision (without the requirement for the Company to comply with the current public information obligations of Rule 144(c)), the Company shall promptly, after receipt of any request therefor from a Purchaser accompanied by such customary and reasonably acceptable documentation referred to above (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Shares or Warrant Shares and (B) use commercially reasonable efforts to cause its counsel to cooperate with the Transfer Agent to effect the removal of such legends under the Securities Act. From and after the earlier of such dates, upon a Purchaser’s written request, the Company shall promptly cause certificates or book entries evidencing the Purchaser’s Shares or Warrant Shares to be replaced with certificates or book entries, as the case may be, which do not bear such restrictive legends, provided the provisions of either clauses (i), (ii) or (iii) above, as applicable, are satisfied with respect to such Shares or Warrant Shares. The Company shall be responsible for the fees of its Transfer Agent associated with such issuance. Notwithstanding the foregoing, promptly following the effectiveness of the Resale Registration Statement, upon receipt by the Company of an executed representation letter from a Purchaser, the Company shall remove any legend from the book entry position evidencing the applicable Securities then held by such Purchaser, provided that they are not an affiliate of the Company.

ARTICLE V.

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated (a) by written agreement of a Purchaser as to such Purchaser’s obligations and the Company, or (b) by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties). The Company shall provide prompt notice of any such termination to each other Purchaser.

5.2 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, with no rejection notice received, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, with no rejection notice received, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices shall be as follows:

If to the Company:

Cellyan Biotechnology Co., Ltd

Room B1, 5/F., Well Town Industrial Building,
13 Ko Fai Road, Yau Tong, Kowloon
Hong Kong

5.5 Amendments; Waivers. No amendment, modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Major Shareholders holding at least 85% in interest of the Securities then-held; provided that prior to Closing the consent of all Purchasers shall be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the Purchasers.

5.8 Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, the parties named in Section 4.6, and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in this Section 5.8 or Section 4.6.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof (other than Sections 5-1401 and 5-1402 of the General Obligations Law). Each party agrees that all Actions or Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “pdf” format data file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to seek specific performance under the Transaction Documents.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non- performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents, and the Company acknowledges that the Purchasers are not acting in concert or as a group. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.18 [Reserved].

5.19 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Class A Ordinary Shares in any Transaction Document shall be subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the Class A Ordinary Shares that occur after the date of this Agreement.

5.21 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Cellyan Biotechnology Co., Ltd

By:
	Name:	Chenyu Liang
	Title:	Director and Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGE FOR PURCHASER FOLLOWS.]

[COMPANY SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

By execution and delivery of this signature page, you are (a) agreeing to become (i) a Purchaser, as defined in this Purchase Agreement, by and among Cellyan Biotechnology Co., Ltd (f.k.a. Hong Kong Pharma Digital Technology Holdings Limited), a Cayman Islands exempted company with limited liability (the “Company”), and each of the Purchasers, and (b) acknowledging that you have read and acknowledge each of the representations in the Purchase Agreement section entitled “Representations and Warranties,” and (c) hereby representing that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser. The Company’s countersignature will be delivered to each Purchaser as part of the closing of the transaction.

Purchaser hereby elects to subscribe under the Purchase Agreement for a total of $[           ] (in USDT) in consideration for the following number of Shares and Warrants:

Number of Shares:

Number of Warrants (if applicable):

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON/ COMMUNITY PROPERTY, or if the Purchaser is a REVOCABLE TRUST:

PURCHASER:	JOINT PURCHASER (if any):

Print Name:	Print Name:
SSN#:	SSN#:
Signature:	Signature:
Date:	Date:
Address:

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or IRREVOCABLE TRUST:

Name of Entity:	Federal Tax Payer ID:
Print Name (Signatory):	Additional Name (if any):
Title:	Title:
Signature:	Signature:
Date:	Date:
Address:
State of Organization:

EXHIBIT A

Form of Warrant

EXHIBIT B

Form of Registration Rights Agreement

SCHEDULE A

INVESTOR SUITABILITY QUESTIONNAIRE

FOR NON-U.S. INVESTORS AS DEFINED IN RULE 902 OF REGULATION S

CONFIDENTIAL

Cellyan Biotechnology Co., Ltd (f.k.a. Hong Kong Pharma Digital Technology Holdings Limited), a Cayman Islands exempted company with limited liability (the “Company”) is using the responses to this questionnaire to qualify prospective investors for purposes of United States federal and state securities laws.  Please complete, sign, date and return one copy of this questionnaire to the Company as soon as possible, via mail or facsimile, to:

Cellyan Biotechnology Co., Ltd

Room B1, 5/F., Well Town Industrial Building,
13 Ko Fai Road, Yau Tong, Kowloon
Hong Kong

Name:
Number of Shares to Be Acquired:
(EXACT NAME AS IT SHOULD APPEAR ON SECURITIES)

1.	Please indicate the country in which you maintain your principal residence and how long you have maintained your principal residence in that country.

Country:

Duration of Residence:

Address:

Email Address:

I. INDIVIDUAL INVESTORS:

(Investors other than individuals should turn to Part II)

INITIAL EACH BOX TRUE OR FALSE OR COMPLETE, AS APPROPRIATE

Disclosure of Foreign Citizenship.

1.	______ ________ True False	You are a citizen of a country other than the United States.

2.	_________________	If the answer to the preceding question is true, specify the country of which you are a citizen.

Verification of Status as a Non-“U.S. Person” under Regulation S.

3.	______ ________ True False	You are a natural person resident in the United States.

PLEASE PROVIDE COPIES OF THE IDENFICATION DOCUMENTS ISSUED BY THE COUNTRY OF WHICH YOU ARE A CITIZEN.

PLEASE TURN TO PART III AND SIGN AND DATE THIS QUESTIONNAIRE

II. NON-INDIVIDUAL INVESTORS:*

(Please answer Part II only if the purchase is proposed to be undertaken by a corporation, partnership, trust or other entity)

☐	If the investment will be made by more than one affiliated entity, please complete a copy of this questionnaire for EACH entity.

☐	PLEASE PROVIDE COPIES OF THE FORMATION DOCUMENTS ISSUED BY THE COUNTRY IN WHICH YOU WERE FORMED.

INITIAL EACH BOX TRUE OR FALSE

Disclosure of Foreign Ownership.

1.	______ ________ True False	You are an entity organized under the laws of a jurisdiction other than those of the United States or any state, territory or possession of the United States (a “Foreign Entity”).

2.	______ ________ True False	You are a corporation of which, in the aggregate, more than one-fourth of the share capital is owned of record or voted by Foreign Citizens, Foreign Entities, Foreign Corporations (as defined below) or Foreign partnerships (as defined below) (a “Foreign Corporation”).

3.	______ ________ True False	You are a general or limited partnership of which any general or limited partner is a Foreign Citizen, Foreign Entity, Foreign Government, Foreign Corporation or Foreign Partnership (as defined below) (a “Foreign Partnership”).

4.	______ ________ True False	You are a representative of, or entity controlled by, any of the entities listed in items 1 through 3 above.

Verification of Status as a Non-“U.S. Person” under Regulation S.

1.	______ _______ True False	You are a partnership or corporation organized or incorporated under the laws of the United States.

2.	______ ________ True False

You are an estate of which any executor or administrator is a U.S. Person.  If the preceding sentence is true, but the executor or administrator who is a U.S. Person is a professional fiduciary and (i) there is another executor or administrator who is a non-U.S. Person who has shared or sole investment discretion with respect to the assets of the estate; and (ii) the estate is governed by foreign law, you may answer “False.”

3.	______ ________ True False

You are a trust of which any trustee is a U.S. Person. If the preceding sentence is true, but the trustee who is a U.S. Person is a professional fiduciary and (i) there is another trustee who is a non-U.S. Person who has shared or sole investment discretion with respect to the trust assets; and (ii) no beneficiary of the trust is a U.S. Person, you may answer “False.”

4.	______ ________ True False	You are an agency or branch of a foreign entity located in the United States.

5.	______ ________ True False	You are a non-discretionary or similar account (other than an estate or trust) held by a dealer or fiduciary for the benefit or account of a U.S. Person.

6.	______ ________ True False

You are a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized or incorporated, or (if an individual) resident in the United States.  If the preceding sentence is true, but such account is held by a dealer or other professional fiduciary organized or incorporated, or resident in the United States for the benefit or account of a non-U.S. Person, you may answer “False.”

7.	______ ________ True False

You are a partnership or corporation that was organized under the laws of any foreign jurisdiction by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act not organized or incorporated.  If the preceding sentence is true, but you were organized or incorporated and are owned by accredited investors (as defined in rule 501(a) of Regulation D) who are not natural persons, estates or trusts, you may answer “False.”

8.	______ ________ True False	You are an employee benefit plan established and administered in accordance with the law and customary practices and documentation of a country other than the United States.

9.	______ ________ True False

You are an agency or branch of a U.S. Person located outside the United States that is (i) operated for valid business reasons; (ii) engaged in the business of insurance or banking; and (iii) subject to substantive insurance or banking regulation, respectively, where located.

10.	______ ________ True False	You are the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, or one of their agencies, affiliates or pension plans.

III. SIGNATURE

You agree that the Company may disclose this questionnaire to such parties as the Company deems appropriate to establish the availability of exemptions from registration under federal and state securities laws.  You represent that the information furnished in this questionnaire is true, complete and correct and you acknowledge that the Company and its counsel are relying on the truth and accuracy of such information to comply with federal and state securities laws. You agree to notify the Company promptly of any changes in the foregoing information that may occur prior to the investment.

FOR ENTITIES:

Name of Entity

(Signature)

Name of Signing Party

Title of Signing Party

SCHEDULE B

NON U.S. PERSON REPRESENTATIONS

The Purchaser indicating that it is not a U.S. person, severally and not jointly, further represents and warrants to the Company as follows:

1.	At the time of (a) the offer by the Company and (b) the acceptance of the offer by such person or entity, of the Shares, such person or entity was outside the United States.

2.	Such person or entity is acquiring the Shares for such Shareholder’s own account, for investment and not for distribution or resale to others and is not purchasing the Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

3.	Such person or entity will make all subsequent offers and sales of the Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such person or entity will not resell the Shares to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is six months thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

4.	Such person or entity has no present plan or intention to sell the Shares in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Shares and is not acting as a Distributor of such securities.

5.	Neither such person or entity, its Affiliates nor any Person acting on behalf of such person or entity, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Shares at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

6.	Such person or entity consents to the placement of a legend on any certificate or other document evidencing the Shares substantially in the form set forth in Section 5.1.

7.	Such person or entity is not acquiring the Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

8.	Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such person’s or entity’s interests in connection with the transactions contemplated by this Agreement.

9.	Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Shares.

10.	Such person or entity understands the various risks of an investment in the Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Shares.

11.	Such person or entity has had access to the Company’s publicly filed reports with the SEC and has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Company that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Shares.

12.	Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning the Company and the terms and conditions of the issuance of the Shares.

13.	Such person or entity is not relying on any representations and warranties concerning the Company made by the Company or any officer, employee or agent of the Company, other than those contained in this Agreement.

14.	Such person or entity will not sell or otherwise transfer the Shares unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

15.	Such person or entity represents that the address furnished on its signature page to this Agreement is the principal residence if he is an individual or its principal business address if it is a corporation or other entity.

16.	Such person or entity understands and acknowledges that the Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Company that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.